Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
August 21, 2020	TRADED: Nasdaq

LANCASTER COLONY ANNOUNCES ANNUAL MEETING DATE AND TIME

WESTERVILLE, Ohio, August 21 - Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has set the date and time for the annual meeting of shareholders to be 1:00 p.m. ET, Wednesday, November 11, 2020. This year’s annual meeting will be a virtual-only format via live webcast and shareholders will be able to participate, vote and submit questions during the virtual meeting. The record date for shareholders entitled to vote at the meeting is Monday, September 14, 2020. Shareholders of record will receive additional details and instructions for meeting participation in the proxy materials that will be made available to them in early October. Access to the live webcast of the shareholder meeting will also be available through the company’s website, www.lancastercolony.com.
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.

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FOR FURTHER INFORMATION:	Dale N. Ganobsik, Vice President, Investor Relations and Treasurer
Lancaster Colony Corporation
Phone: 614/224-7141
Email: ir@lancastercolony.com